Amendment to the Sensata Technologies Holding plc
2021 Equity Incentive Plan
WHEREAS, the Company previously adopted the Company's 2021 Equity Incentive Plan (the “2021 Equity Plan”) effective May 27, 2021;
WHEREAS, the Company reserved its right to amend the 2021 Equity Plan through action of its Board of Directors pursuant to Section 7(a) therein;
WHEREAS, the 2021 Plan initially had 5,700,000 shares available for issuance and as of April 1, 2026, there were 2,170,695 shares remaining for issuance under the 2021 Equity Plan;
    WHEREAS, the number of shares currently remaining available for issuance under the 2021 Equity Plan is not expected to be sufficient for future granting needs;
WHEREAS, the Board believes it is advisable and in the best interests of the Company and its shareholders to adopt an amendment to the 2021 Equity Plan to increase the number of shares reserved for issuance thereunder to (i) provide a competitive total compensation opportunity that will enable the Company to attract, retain and motivate highly qualified executives and key employees and (ii) align compensation opportunities with shareholder interests; and
WHEREAS, the Board recommends amendment of the 2021 Equity Plan to increase the number of shares reserved for issuance thereunder by 2,890,000 shares to a total of 8,590,000 shares.
NOW, THEREFORE, IT IS RESOLVED that effective immediately following shareholder approval, the Board approves that Section 4(a) of the 2021 Equity Plan be deleted in its entirety and replaced with the following:
Section 4. Shares Available for Awards
(a)    Shares Available.
(i)    Subject to adjustment as provided in Sections 4(b) and 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 8,590,000, less one (1) Share for every one (1) Share granted under the Prior Plan after April 1, 2021 and prior to the Effective Date of the Plan. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.
IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized officer as of the 27th day of April, 2026.
                        Sensata Technologies Holding plc
                        By:     /s/ Andrew C. Teich
                            Andrew C. Teich
                            Chairman of the Board
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